UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2003

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 683-4100

Not applicable

(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K

Item 1.	Changes in Control of Registrant

Not applicable.

Item 2.	Acquisition or Disposition of Assets

Not applicable.

Item 3.	Bankruptcy or Receivership

Not applicable.

Item 4.	Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.	Other Events and Regulation FD Disclosure

Not applicable.

Item 6.	Resignations of Registrant’s Directors

Not applicable.

Item 7.	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Attached as Exhibits 99.1 and 99.2 are the texts of two written presentations that the Company intends to make available, and distribute, to current and prospective investors, and to post on its web site, beginning on December 10, 2003.

Item 8.	Change in Fiscal Year

Not applicable.

Item 9.	Regulation FD Disclosure

Beginning December 10, 2003, the Company intends to make available, and distribute, to current and prospective investors two written presentations that will also be posted on its web site. The first presentation discusses the Company’s strategies, its third quarter 2003 results and historic performance, and the recently completed merger with Roslyn Bancorp, Inc. (“Roslyn”). In addition, the presentation reiterates the Company’s projections for 2003 diluted earnings per share on a stand-alone basis ($2.06 to $2.11) and indicates that the 10% earnings accretion originally expected to result from the Roslyn merger is conservative. The second presentation consists of a one-page summary of various Company rankings among thrifts in the U.S. and the New York Metro Region; the five-year annual growth rates of its assets, multi-family loan originations, core deposits, and earnings; and the growth in the Company’s market capitalization since November 23, 1993.

Item 10.	Amendments to the Registrant’s code of Ethics, or Waiver of a Provision of the Code of Ethics

Not applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Not applicable.

Item 12.	Results of Operations and Financial Condition

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2003 Date	NEW YORK COMMUNITY BANCORP, INC.

/s/ Joseph R. Ficalora

Joseph R. Ficalora
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Written presentation to be made available and distributed to current and prospective investors, and posted on the Company’s web site, beginning on December 10, 2003.

99.2	Written presentation to be made available and distributed to current and prospective investors, and posted on the Company’s web site, beginning on December 10, 2003.